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                                                                   EXHIBIT 11.01

FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 1998

                           CARAUSTAR INDUSTRIES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

           COMPUTATION OF BASIC AND DILUTED EARNINGS PER COMMON SHARE

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
                                                        THREE MONTHS ENDED   NINE MONTHS ENDED
                                                          SEPTEMBER 30,        SEPTEMBER 30,
                                                        ------------------   ------------------
                                                         1998       1997      1998       1997
                                                        -------    -------   -------    -------
                                                           (UNAUDITED)          (UNAUDITED)
Earnings:
  Net income available to common stock................  $12,793    $12,624   $39,301    $37,184
                                                        -------    -------   -------    -------
Shares:
  Weighted average common shares outstanding..........   25,402     24,975    25,353     24,815
  Dilutive effect of stock options....................      137        265       192        289
                                                        -------    -------   -------    -------
  Average diluted shares outstanding and
     equivalents......................................   25,539     25,240    25,545     25,104
                                                        -------    -------   -------    -------
Basic earnings per common share:
  Net income..........................................  $  0.50    $  0.51   $  1.55    $  1.50
                                                        =======    =======   =======    =======
Diluted earnings per common share:
  Net income..........................................  $  0.50    $  0.50   $  1.54    $  1.48
                                                        =======    =======   =======    =======
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